EXHIBIT D                            BY-LAWS

                                       OF

                                   FOHP, INC.

                                    ARTICLE I

                                     OFFICES

     SECTION 1. PRINCIPAL OFFICE. The principal office of FOHP, Inc. (the "Corporation") shall be located at 2 Bridge Avenue, Building 6, Red Bank, New Jersey 07701-1106 or at such other place as is determined by the Corporation's Board of Directors (the "Board" or "Board of Directors").

     SECTION 2. OTHER OFFICES. The Corporation may also have offices at such other places, both within and without the State of New Jersey, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II

                                  SHAREHOLDERS

     SECTION 1. PLACE OF MEETING. All meetings of the shareholders for the election of directors and for any other purpose may be held at such time and place, within or without the State of New Jersey, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     SECTION 2. ANNUAL MEETING. Annual meetings of shareholders shall be held in the month of April or May on such day as the Board of Directors shall designate at which the shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

     SECTION 3. NOTICE OF ANNUAL MEETING. Notice of the annual meeting shall be given by mailing, not more than sixty (60) days nor less than ten (10) days prior to the date of the annual meeting, a written notice stating the date, time and place thereof, directed to each shareholder of record entitled to vote at the meeting at his, her or its address as the same appears upon the records of the Corporation.

     SECTION 4. LIST OF SHAREHOLDERS. Prior to each annual or special meeting of the shareholders, the officer who has charge of the stock ledger of the Corporation shall prepare and make a complete list of the shareholders entitled to vote at said meeting, which shall be arranged in alphabetical order and include the address of and the number of shares registered in the name of each shareholder. The list shall be produced and kept at the place of the meeting during the whole time thereof and may be inspected by any shareholder who may be present.

     SECTION 5. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Corporation's Certificate of Incorporation (the "Certificate of Incorporation"), may be called by the President, and shall be called by the President or Secretary at the request in writing of a majority of the directors then in office. Such request shall state the purpose or purposes of the proposed meeting.

     SECTION 6. NOTICE OF SPECIAL MEETING. Written or telegraphic notice of a special meeting of shareholders, stating the date, time, place and purpose thereof, shall be given to each shareholder entitled to vote thereat, not more than sixty (60) days nor less than ten (10) days before the date fixed for the meeting.

     SECTION 7. BUSINESS TRANSACTED AT A SPECIAL MEETING. Business transacted at any special meeting of shareholders shall be limited to the purpose or purposes stated in the notice.

     SECTION 8. QUORUM. Except as otherwise provided in the Certificate of Incorporation, the holders of issued and outstanding shares of Corporation capital stock entitled to cast a majority of the votes at a meeting of shareholders, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the shareholders; provided, that when a specified matter is required to be voted on by a class or series of capital stock, voting as a separate class, the holders of issued and outstanding shares of such series or class entitled to cast a majority of the votes at a meeting of the holders of shares of such series or class, present in person or by proxy, shall constitute a quorum for the transaction of business with respect to such matter.

     SECTION 9. METHOD OF VOTING. Except as otherwise provided in the Certificate of Incorporation, each shareholder shall, at every meeting of the shareholders, be entitled to one vote for each share of capital stock held by such shareholder.

     Every shareholder entitled to vote at a meeting of shareholders or to express consent without a meeting may authorize another person or persons to act for him, her or it by proxy. Every proxy shall be executed in writing by the shareholder or his, her or its agent, except that a proxy may be given by a shareholder or his, her or its agent by telegram or cable or its equivalent. No proxy shall be valid for more than eleven (11) months, unless a longer time is expressly provided therein. Unless it is coupled with an interest, a proxy shall be revocable at will. A proxy shall not be revoked by the death or incapacity of a shareholder but such proxy shall continue in force until revoked by the personal representative or guardian of the shareholder. The presence at any meeting of any shareholder who has given a proxy shall not revoke such proxy unless the shareholder shall file written notice of such revocation with the secretary of the meeting prior to the voting of such proxy.

     A person named in a proxy as the attorney or agent of a shareholder may, if the proxy so provides, substitute another person to act in his, her or its place, including any other person named as an attorney or agent in the same proxy. The substitution shall not be effective until an instrument effecting it is filed with the Secretary of the Corporation.

     SECTION 10. ACTION BY SHAREHOLDERS WITHOUT A MEETING. Whenever the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provision of the New Jersey Business Corporation Act or provision of the Certificate of Incorporation, the meeting and the vote of shareholders may be dispensed with if all the shareholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken, and in the case of any action to be taken pursuant to Chapter 10 of Title 14A of the Revised Statutes of the State of New Jersey, the Corporation provides to all other shareholders the advance notification required by N.J.S.A. 14A:5-6(2)(b).

     Subject to the provisions of N.J.S.A. 14A:5-6(2), whenever the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provision of the New Jersey Business Corporation Act or provision of the Certificate of Incorporation, other than the election of directors, the meeting and vote of shareholders may be dispensed with and the action may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting at which all shareholders entitled to vote thereon were present and voting; provided, however, that for so long as FHS (as defined in Section 1 of Article III) owns either shares of the Corporation's common stock or convertible debentures which were issued by the Corporation and are convertible into shares of the Corporation's common stock, the Corporation shall provide FHS notice of any action to be approved by the shareholders by written consent at least ten (10) days prior to delivering such written consents to the shareholders.

     SECTION 11. CONDUCT AT MEETINGS. At each meeting of shareholders, the Chairman of the Board of Directors or in his or her absence the President of the Corporation or in his or her absence any Vice President of the Corporation or in his or her absence a chairman chosen by the vote of a majority in interest of the shareholders present in person or represented by proxy and entitled to vote thereat, shall act as chairman. The Secretary or in his or her absence an Assistant Secretary or in the absence of the Secretary and all Assistant Secretaries a person whom the chairman of the meeting shall appoint shall act as secretary of the meeting and keep a record of the proceedings thereof. The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations, the chairman shall have the authority to proscribe such rules, regulations and procedures and to do all such acts as, in the judgement of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to shareholders of record of the Corporation and their duly authorized and constituted proxies, and such other persons as the chairman shall permit, restrictions on entry at the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulations with respect to the opening and closing of the polls for balloting on matters which are to be voted on by ballot. The chairman shall have absolute authority over matters of procedure and there shall be no appeal from the ruling of the chairman. The chairman may rule that a resolution, nomination or motion not be submitted to the shareholders for a vote unless seconded by a shareholder or a proxy for a shareholder. The chairman may require that any person who is neither a bona fide shareholder nor a proxy for a bona fide shareholder leave the meeting, and upon the refusal of a shareholder to comply with a procedural ruling of the chairman which the chairman deems necessary for the proper conduct of the meeting, may require that such shareholder leave the meeting. The chairman may, on his or her own motion, summarily adjourn any meeting for any period he or she deems necessary if he or she rules that orderly procedures cannot be maintained at the meeting. Unless, and to the extent, determined by the Board of Directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.

     SECTION 12. PROCEDURE NECESSARY TO BRING BUSINESS BEFORE AN ANNUAL MEETING. To be properly brought before an annual meeting of shareholders, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) properly brought before the meeting by or at the direction of the Board, or (c) properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not less than one hundred twenty
(120) days in advance of the date of the Corporation's proxy statement released to shareholders in connection with the previous year's annual meeting of share-holders; provided, however, that if the Corporation did not release a proxy statement in connection with the previous year's annual meeting then the shareholder must give such notice not later than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business.

     Notwithstanding anything in the By-laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 12 of Article II and any other applicable requirements; provided, however, that nothing in this Section 12 of Article II shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting.

     The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 12 of Article II or any other applicable requirements, which determination shall be conclusive, and, as a result, any such business shall not be transacted.

                                   ARTICLE III

                                    DIRECTORS

     SECTION 1. NUMBER AND ELECTION OF DIRECTORS. The number of directors which shall constitute the entire Board shall be not less than six (6) nor more than fifty (50) directors. The exact number of directors which shall constitute the whole Board prior to the election to the Board of any person designated by Foundation Health Systems, Inc., a Delaware corporation formerly known as Health Systems International, Inc. ("FHS"), shall be ten (10) directors. The number of directors which shall constitute the whole Board shall be increased to accommodate the number of designations to which FHS is so entitled. After the Board includes any FHS designees, the number of directors which shall constitute the whole Board may be increased or decreased for whatever reason by a resolution of the Board; provided, that such increase or decrease is approved by the FHS designee or designees to the Board. The directors shall be elected at the annual meeting of shareholders, or at a special meeting of shareholders called for such purpose, and each director elected shall hold office until his or her successor is elected and qualified.

     For so long as FHS shall hold shares of the Corporation's common stock, FHS shall have the right to designate such number of directors on the Board as equals at least the same percentage of all directors on the Board as is represented by the percentage ownership by FHS of all then outstanding shares of common stock of the Corporation. In addition, for so long as FHS holds convertible debentures issued by the Corporation, FHS shall be entitled to designate not less than fifteen (15%) percent of the directors serving on the Board. The Board shall, from time to time, immediately upon the receipt of a request by FHS, increase the number of directors on the Board to accommodate the number of designations to which FHS is so entitled. The directors serving on the Board who are not FHS designees shall be constituted as follows: so long as First Option Health Plan of New Jersey, Inc. ("FOHP-NJ") is a subsidiary of the Corporation, at least two-thirds (2/3) of the directors serving on the Board who are not FHS designees shall be NJ Practitioners (as defined below) and representatives of NJ Acute Care Institutions (as defined below). In addition, at all times, the number of NJ Practitioners serving on the Board and the number of representatives of NJ Acute Care Institutions serving on the Board shall be equal; provided, however that at no time shall the Board be comprised of (a) two or more representatives of a single NJ Acute Care Institution or of an affiliated group of NJ Acute Care Institutions, or (b) two or more NJ Practitioners who are affiliated to the same NJ Acute Care Institution or the same affiliated group of NJ Acute Care Institutions. Whether a person is affiliated with either a NJ Practitioner or NJ Acute Care Institution or whether two or more NJ Acute Care Institutions are affiliated for purposes of the aforedescribed restrictions shall be determined by the Board, and any such determination shall be binding on the shareholders of the Corporation. In the event FOHP-NJ is no longer a subsidiary of the Corporation, the composition of the Board shall not be subject to the aforedescribed restrictions.

     Notwithstanding anything herein to the contrary, for so long as any shares of the Corporation's common stock is held by any NJ Practitioner, NJ Acute Care Institution, affiliate to an NJ Acute Care Institution, or other health care provider to FOHP-NJ, the Board shall include as directors not less than three
(3) persons who are not FHS designees, one (1) of whom shall be a NJ Practitioner and another a representative of a NJ Acute Care Institution.

     For purposes of these By-laws: (a) "NJ Acute Care Institution" shall mean a hospital or acute care institution, licensed by the New Jersey Department of Health and Senior Services, or other health care entity, licensed, certificated or authorized to operate in the State of New Jersey, which has entered into a provider agreement with FOHP-NJ to provide health care related services to the members of FOHP-NJ's health care benefits plans; and (b) "NJ Practitioner" shall mean a member of the medical staff of a NJ Acute Care Institution, or a physician designated by a NJ Acute Care Institution, who (i) is licensed to practice medicine or osteopathy in the State of New Jersey, and (ii) has entered into a provider agreement with FOHP-NJ to provide health care services to the members of FOHP-NJ's health care benefits plans.

     SECTION 2.  NOMINATIONS.

     (a) GENERAL. Nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by a shareholder entitled to vote in the election of directors generally; provided, however, that for so long as any of the shares of the Corporation's common stock is held by any NJ Practitioner, NJ Acute Care Institution, affiliate to an NJ Acute Care Institution, or other health care provider to FOHP-NJ, any nominating committee shall include not less than three (3) persons who are not FHS designees, one (1) of whom shall be a NJ Practitioner and another a representative of a NJ Acute Care Institution.

     (b) SHAREHOLDER NOMINATIONS. Any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not less than (i) with respect to an election to be-held at an annual meeting of shareholders, one hundred twenty (120) days in advance of the date of the Corporation's proxy statement released to shareholders in connection with the previous year's annual meeting of shareholders; provided, however, that if the Corporation did not release a proxy statement in connection with the previous year's annual meeting then the shareholder must give such notice not later than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting; and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth: (A) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (B) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (C) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (D) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (E) the signed consent of each nominee to serve as a director of the Corporation if so elected. The Corporation may require any proposed nominee or shareholder proposing a nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation or to properly complete any proxy or information statements used for the solicitation of proxies in connection with the meeting at which directors are to be elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

     (c) REQUIRED NOMINEES. The nominees for directors designated by the Board or a committee appointed by the Board shall include such number of designees of FHS as FHS shall have the right to designate under Section 1 of this Article III, and if practicable, (i) one NJ Practitioner who practices in the southern part of New Jersey, one NJ Practitioner who practices in the central part of New Jersey, and one NJ Practitioner who practices in the northern part of New Jersey; and (ii) one representative of a NJ Acute Care Institution which is located in the southern part of New Jersey, one representative of a NJ Acute Care Institution which is located in the central part of New Jersey, and one representative of a NJ Acute Care Institution located in the northern part of New Jersey. In addition, the members of the Board or the nominating committee who were not designated by FHS shall select, by majority vote, the non-FHS nominees to the Board.


     SECTION 3. VACANCIES; NEWLY CREATED DIRECTORSHIP. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, or by a sole remaining director, and the directors so chosen shall hold office until their successors are duly elected and shall qualify, unless sooner displaced.
If there are no directors in office, then an election of directors may be held in the manner provided by statute. In filling any vacancy in the Board, the Board must ensure that (a) so long as FHS holds any convertible debentures issued by the Corporation, at least fifteen (15%) percent of the directors serving on the Board shall be designees of FHS, (b) in the event FHS holds shares of common stock of the Corporation exceeding fifteen (15%) percent of all the then outstanding shares of the common stock of the Corporation, FHS designees to the Board shall constitute not less than such number of directors on the Board as equals at least the same percentage of all directors on the Board as is represented by the percentage ownership by FHS of all then outstanding shares of common stock of the Corporation, and (c) so long as FOHP-NJ is a subsidiary of the Corporation, two-thirds (2/3) of the directors serving on the Board who were not designated by FHS shall be NJ Practitioners and representatives of NJ Acute Care Institutions, provided that the number of NJ Practitioners and the number of representatives of NJ Acute Care Institutions Serving on the Board remains equal.

     SECTION 4.  GOVERNANCE.

     (a) GENERAL BUSINESS. The business of the corporation shall be governed by the Board. The Board of directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation directed or required to be exercised or done by the shareholders.

     (b)  BOARD APPROVAL REQUIREMENTS.

          (i) Actions Requiring Super-Majority Board Approval. The Board may not approve any of the following corporate transactions or actions without the approval of at least eighty (80%) percent of the directors on the Board; provided, however, that subsequent to the conversion of all the convertible debentures issued by the Corporation to FHS pursuant to the Amended and Restated Securities Purchase Agreement dated February 10, 1997, among the Corporation, FHS and FOHP-NJ, as amended by the amendment thereto dated as of March 13, 1997 (referred to herein, as so amended, as the "Purchase Agreement"), the corporate transactions and actions set forth in subparagraphs B, G, H, J, K and L will no longer require the approval of at least eighty (80%) percent of the directors on the Board.

               A. any amendment to the Certificate of Incorporation or these By-laws;

               B. any capital expenditures by the Corporation which, together with capital expenditures of its subsidiaries, exceed, in the aggregate, $1,000,000 during any calendar year;

               C. any material change in the scope of the business of the Corporation;

               D. any merger, consolidation or sale, mortgage, lease, transfer or other disposition of all or substantially all of the assets of the Corporation, provided, however, that the Board approval requirement in this Section 4(b)(i)D of these By-laws shall not apply to any merger of the Corporation with FHS as is contemplated in Section 6.4 of the Purchase Agreement;

               E. any filing for receivership, dissolution or bankruptcy by the Corporation;

               F. the declaration or payment of any dividend or other distribution to shareholders of the Corporation on a non-ratable basis;

               G. the issuance or sale of any shares of capital stock, or warrants, convertible instruments or other rights to acquire authorized and unissued shares of capital stock of the Corporation, other than the issuance of the options and debentures contemplated in the Purchase Agreement (as defined below) and the shares of capital stock issuable upon the exercise of such options and conversion of such debentures;

               H. the borrowing by the Corporation, other than borrowing in the ordinary course of business, of amounts which, together with amounts borrowed by subsidiaries of the Corporation, exceed, in the aggregate, $1,000,000 during any calendar year;

               I. the creation of any security interest or lien on all or substantially all of the assets of the Corporation;

               J. any acquisition by the Corporation of equity securities (other than pursuant to a buyback or repurchase of equity securities issued by the Corporation) or assets of any person or entity involving amounts which, together with amounts involved in acquisitions of equity by subsidiaries of the Corporation, exceed, in the aggregate, $1,000,000 during any calendar year, except for the transactions contemplated by the Purchase Agreement;

               K. a decision to file a registration statement for the public sale of securities of the Corporation under the Securities Act of 1933, as amended;

               L. any loan of money to, or guarantee of any obligation of, any officer, director or employee of the Corporation or any subsidiary thereof; or

               M. entering into, assuming or becoming bound by any agreement to do any of the foregoing or otherwise attempt to do any of the foregoing.

          (ii) Non-FHS Directors. In addition to the approval requirements set forth in paragraph (i) of this Section 4(b), the Board may not approve any of the following corporate transactions or actions without the approval of a majority of the directors not designated by or affiliated with FHS:

               A. any transaction by the Corporation involving a contractual or other arrangement with FHS or any subsidiary or affiliate thereof or successor thereto, or any subsidiary or affiliate of any successor to FHS, which is new or modified from the then-existing contractual arrangements between the Corporation and FHS;

               B. the issuance to FHS or any subsidiary or affiliate thereof or successor thereto, or any subsidiary or affiliate of any successor to FHS, of any additional shares of the Corporation's capital stock, or options, stock appreciation rights, warrants or other rights to acquire the capital stock of the Corporation; or

               C. any intentional act by FHS to cause the transfer of the members of the health plans offered by FOHP-NJ or any other subsidiary of the Corporation, to FHS or any subsidiary or affiliate thereof or successor thereto, or any subsidiary or affiliate of any successor to FHS;

provided, however, that no such approval shall be required in the case of any of clause A., clause B. or clause C. of this Section 4(b)(ii) with respect to any transaction contemplated by the Purchase Agreement or any of the agreements entered into in connection with the Purchase Agreement (including the exhibits to the Purchase Agreement), including (1) any issuance of securities by the Corporation to FHS contemplated therein, and (2) the business transactions contemplated in Section 6.4 of the Purchase Agreement.

     SECTION 5. REMOVAL. Any director or directors may be removed from office either with or without cause by the shareholders pursuant to Section 14A:6-6 of the New Jersey Business Corporation Act.

     SECTION 6. MEETINGS. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of New Jersey. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the shareholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors, or upon the conclusion of the shareholders' meeting at which time they were elected, without further notice. At such meeting the Board of Directors shall elect from their own number a Chairman of the Board for the ensuing year and until his or her successor is elected and qualifies, and transact such other business as may come before the meeting.

     SECTION 7. REGULAR MEETINGS. Regular meetings of the Board may be held on five (5) days written notice, at such time as shall be from time to time determined by the Board. Written notice for any such meeting shall state the place, date and time of the meeting and shall be delivered either personally or by first class mail, facsimile or overnight courier service.

     SECTION 8. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President, and shall be called by the President or Secretary at the request in writing of at least one-third (1/3) of the directors then in office. Written notice of any special meeting shall be given, either personally or by first class mail, facsimile or overnight courier service, to each director at least two (2) days prior to the date thereof.

     SECTION 9. PLACE OF MEETING; WAIVER OF NOTICE. Meetings of the Board of Directors shall be held at such place as shall be designated in the notice of meeting if notice is required. Notice of any meeting, if required, need not be given to any director who signs a waiver of notice before or after the meeting. The attendance of any director at any meeting without the director protesting prior to the conclusion of such meeting the lack of notice thereof shall constitute a waiver of notice by such director.

     SECTION 10. ADJOURNMENT. Any meeting of the Board of Directors shall be adjourned upon the request of a majority of the directors on the Board designated by FHS who are present at the meeting, for a period of not more than ten (10) days. Also, any meeting of a committee of the Board or any other committee established by the Corporation shall be adjourned upon the request of a majority of the persons on the committee designated by FHS who are present at the meeting, for a period of not more than ten (10) days.

     SECTION 11. QUORUM. Except as otherwise provided in the Certificate of Incorporation, a majority of the directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

     SECTION 12. MANNER OF ACTING. Except as otherwise provided in the Certificate of Incorporation or herein, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     SECTION 13. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Board of Directors or by a committee thereof may be taken without a meeting if, prior to such action, all of the members of the Board or committee consent in writing to a resolution authorizing the action. Such written consents may be executed in counterparts, and shall be filed with the minutes of the Corporation.

     SECTION 14. TELEPHONIC ATTENDANCE AT MEETING. Any or all directors may participate in a meeting of the Board of Directors or a committee of the Board by means of conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other.




     SECTION 15.  COMMITTEES ESTABLISHED PURSUANT TO THE BY-LAWS.

          (a) AUDIT COMMITTEE. The Corporation shall have an audit committee (the "Audit Committee"). The Audit Committee shall be comprised solely of directors. In addition, the composition of the Audit Committee shall meet the requirements of any governmental department or agency which has the authority to regulate the business of the Corporation or its subsidiaries. The Audit Committee shall, among other things, identify, interview and recommend to the Board of Directors the auditors to be engaged as the Corporation's independent certified public accountants, review the proposed plan and scope for the annual audit and the results of such audit when completed, review the services rendered by the auditors and the fees charged for such services, determine the effect, if any, on the independent certified public accountants' independence in the performance of any non-audit services, and review the plan, scope and results of the Corporation's internal audit operations.

          (b) OTHER COMMITTEES. The Board of Directors may, by one or more resolutions passed by a majority of the directors then in office, establish such other committees as it shall determine necessary for the operations of the Corporation; provided, however, FHS shall have the right to designate to any committee, other than the Audit Committee, that number of committee members as is commensurate with its representation on the Board. Such committee or committees shall have such name or names as may be determined from time to time by a resolution adopted by the Board. Moreover, upon a resolution passed by a majority of the directors then in office, the Board may designate one or more committees, comprised solely of directors of the Corporation, to exercise the power of the Board in the management of the business and affairs of the Corporation; provided, however, that for so long as any shares of the Corporation's common stock is held by any NJ Practitioner, NJ Acute Care Institution, affiliates to a NJ Acute Care Institution, or other health care provider to FOHP-NJ any such committee of the Board shall include as members not less than three (3) persons who are not FHS designees to the Board, one (1) of whom shall be a NJ Practitioner and another a representative of a NJ Acute Care Institution. Only committees whose membership is exclusively reserved for directors may be vested with the powers of the Board. All other committees shall have and may exercise such authority as the Board establishes by resolution or these By-laws permit, subject to any limitation imposed by law. The filling of vacancies in a committee, the abolishing of a committee and the removal of persons serving on a committee shall be as set forth in a resolution adopted by the Board unless otherwise set forth in the provisions of these By-laws applicable to such committee. Each committee shall keep regular minutes of its meetings and report same to the Board of Directors when required. Except as may otherwise be provided in a resolution adopted by the Board, committee members and chairpersons shall serve one (1) year terms.

     (c) RESTRICTIONS ON COMMITTEE MEMBERS. Members of any committee of the Corporation who are affiliated with or represent an entity, including its officers, directors, employees and agents, that provides health care services on behalf of the Corporation or any subsidiary or affiliate thereof pursuant to an agreement with the Corporation or any subsidiary or affiliate thereof are prohibited from using their participation as a committee member of the Corporation to obtain or exchange competitive information pertaining to other providers that provide similar health care services on behalf of the Corporation or any subsidiary or affiliate thereof pursuant to an agreement with the Corporation or any subsidiary or affiliate thereof. Competitive information includes, but is not limited to, information related to an individual provider's rates, discounts, costs, prices, salaries, terms of participation in other health plans, or strategic or marketing plans.

     (d) QUORUM. A majority of the members of a committee or subcommittee shall constitute a quorum for the transaction of business at any meeting of such committee or subcommittee.

     (e) REQUIRED VOTE. The act of a majority of the members present at a meeting at which a quorum is present shall be the act of the committee or subcommittee.

     SECTION 16. COMPENSATION OF DIRECTORS. The directors may be paid their expenses, if any, relating to their attendance at meetings of the Board of Directors, and directors who are not full-time employees of the Corporation may be paid a fixed sum for attendance at meetings of the Board of Directors or a stated salary as a director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV

                                    OFFICERS

     SECTION 1. OFFICERS. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a President, one or more Vice-Presidents, a Treasurer and a Secretary. The Board of Directors may also choose one or more Assistant Secretaries or Assistant Treasurers, and may designate one or more vice-presidents to be executive or senior vice-presidents. One person may hold two (2) or more offices, but the person serving as President may not serve simultaneously as Secretary.

     SECTION 2. TERM; REMOVAL. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed or suspended at any time by the affirmative vote of a majority of the directors at any meeting of the Board at which there is a quorum, without the necessity of specifying any cause therefor and without any prior notice of such action to the officer so removed or suspended. All officers, employees and agents, other than officers elected or appointed by the Board of Directors, may be suspended or removed by the committee of the Board of Directors or officer appointing them.

     SECTION 3. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the shareholders and the Board of Directors. He or she shall, in the absence or the disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as may be delegated to him or her by the Board of Directors.

     SECTION 4. PRESIDENT. The President, who shall be the Chief Executive Officer of the Corporation, shall in general, subject to the control of the Board of Directors, supervise and control all of the business and affairs of the Corporation. All other officers shall be subject to the authority and supervision of the President. The President may enter into and execute in the name of the Corporation contracts or other instruments in the regular course of business or contracts or other instruments not in the regular course of business which are authorized, either generally or specifically, by the Board of Directors. The President shall have the general powers and duties of management usually vested in the office of president of a corporation.

     SECTION 5. VICE PRESIDENTS. The Board of Directors may appoint one or more Vice Presidents who shall perform such duties and possess such powers as shall be assigned him or her by the President or the Board.

     SECTION 6. TREASURER AND ASSISTANT TREASURER. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, shall keep or cause to be kept regular books of account for the Corporation and shall perform such other duties and possess such other powers as are incident to the office of treasurer or as shall be assigned to the Treasurer by the President or the Board. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers, in the order determined by the Board, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer set forth herein and as the President or the Board from time to time may prescribe.

     SECTION 7. SECRETARY AND ASSISTANT SECRETARY. The Secretary shall cause notices of all meetings to be served as prescribed in these By-laws or by statute, shall keep or cause to be kept the minutes of all meetings of the shareholders and of the Board of Directors, shall have charge of the corporate records and seal of the Corporation and shall keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder. The Secretary shall perform such other duties and possess such other powers as are incident to the office of the secretary or as are assigned by the President or the Board. The Assistant Secretary, or if there shall be more than one, the Assistant Secretaries, in the order determined by the Board, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary set forth herein and as the President or the Board from time to time may prescribe.

     SECTION 8. SUBORDINATE OFFICERS AND AGENTS. The Board may appoint such other officers and agents as it shall deem necessary or desirable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the President or the Board.

                                    ARTICLE V

                             EXECUTION OF DOCUMENTS

     SECTION 1. COMMERCIAL PAPER AND CONTRACTS. All checks, notes, drafts and other commercial paper of the Corporation shall be signed by the President or the Treasurer of the Corporation or by such other person or persons as the Board of Directors may from time to time designate.

     SECTION 2. OTHER INSTRUMENTS. All contracts, deeds, mortgages and other instruments shall be executed by the President or any Vice President, and, if necessary or required by law, by the Secretary or any Assistant Secretary, or such other person or persons as the Board of Directors may from time to time designate.

                                   ARTICLE VI

                                   FISCAL YEAR

     The fiscal year of the Corporation shall be the calendar year.

                                   ARTICLE VII

                        CERTIFICATES REPRESENTING SHARES

     Certificates representing shares of capital stock of the Corporation shall be in such form as shall be determined by the Board of Directors and shall be executed by the President or any Vice President and by the Secretary or the Treasurer, unless the Board of Directors shall direct otherwise.

                                  ARTICLE VIII

                                   RECORD DATE

     For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without any meeting or for the purpose of determining shareholders entitled to receive payment of any dividend or allotment of any right, or in order to make a determination of shareholders for any other purpose, the Board of Directors shall fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action or event to which it relates. When a determination of shareholders of record for a shareholders' meeting has been made as provided in this Article VIII, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

                                   ARTICLE IX

                                    DIVIDENDS

     The Board of Directors may from time to time declare, and the Corporation may pay, dividends or make other distributions on its outstanding shares of capital stock in the manner and upon the terms and conditions provided by the Certificate of Incorporation and by statute.

                                    ARTICLE X

                                    AMENDMENT

     These By-laws may be altered, amended or repealed, or new by-laws may be adopted by the Board of Directors, at any regular meeting of the Board of Directors or of any special meeting of the Board of Directors in accordance with the vote required in Article III hereof; provided, however, that (i) any alteration, amendment or repeal of Sections 1, 2(a) and (c), 3, 4(b)(ii) and/or 15(b) of Article III of these By-laws must be approved by the shareholders of the Corporation, excluding FHS or any subsidiary or affiliate thereof or successor thereto, for so long as any shares of the Corporation's common stock are held by any NJ Practitioner, NJ Acute Care Institution, affiliate to a NJ Acute Care Institution or other health care provider to FOHP-NJ, and (ii) any new by-laws which may be adopted by the Board, without shareholder approval, must contain the provisions found in Sections 1, 2(a) and (c), 3, 4(b)(ii) and 15(b) of Article III of these By-laws for so long as any shares of the Corporation's common stock are held by any NJ Practitioner, NJ Acute Care Institution, affiliate to a NJ Acute Care Institution or other health care provider to FOHP-NJ. These By-laws, or any new by-laws adopted by the Board, may also be altered, amended or repealed, or new by-laws may be adopted, by the shareholders, at any annual or special meeting of shareholders if notice of such alteration, amendment, repeal or adoption of new by-laws is contained in the notice of such meeting; provided, however, that (i) any alteration, amendment or repeal of Section 1, 2(a) and (c), 3, 4(b)(ii) and/or 15(b) of Article III of these By-laws must be approved by the shareholders of the Corporation, excluding FHS or any subsidiary or affiliate thereof or successor thereto, for so long as any shares of the Corporation's common stock are held by any NJ Practitioner, NJ Acute Care Institution, affiliate to a NJ Acute Care Institution or other health care provider to FOHP-NJ, and (ii) any new by-laws which may be adopted by the shareholders must contain the provisions found in Section 1, 2(a) and (c), 3, 4(b)(ii) and 15(b) of Article III of these By-laws-for so long as any shares of the Corporation's common stock are held by any NJ Practitioner, NJ Acute Care Institution, affiliate to a NJ Acute Care Institution or other health care provider to FOHP-NJ.

                                   ARTICLE XI

                                 INDEMNIFICATION

     SECTION 1. The Corporation shall indemnify a Corporate Agent (as defined in Section 8 of this Article) against his or her expenses and liabilities actually and reasonably incurred in connection with the defense of any proceeding involving the Corporate Agent by reason of his or her being or having been such a Corporate Agent, other than a proceeding by or in the right of the Corporation, if (a) such Corporate Agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and (b) with respect to any criminal proceeding, such Corporate Agent had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that such Corporate Agent did not meet the applicable standards of conduct set forth in subparagraphs (a) and (b) herein.

     SECTION 2. The Corporation shall indemnify a Corporate Agent against his or her liabilities and expenses, actually or reasonably incurred by him or her in connection with the defense, in any proceeding, by or in the right of the Corporation to procure a judgment in its favor which involves the Corporate Agent by reason of his or her being or having been such Corporate Agent, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation. However, in such proceeding no indemnification shall be provided in respect of any claim, issue or matter as to which such Corporate Agent shall have been adjudged liable to the Corporation unless and only to the extent that the New Jersey Superior Court or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such Corporate Agent is fairly and reasonably entitled to indemnity for such expenses or liabilities as the New Jersey Superior Court or such other court shall deem proper.

     SECTION 3. The Corporation shall indemnify a Corporate Agent against expenses (including attorneys fees) to the extent that such Corporate Agent has been successful on the merits or otherwise in any proceeding referred to in
Section 1 and 2 of this Article or in defense of any claim, issue or matter therein.


     SECTION 4. Any indemnification under Section 1 of this Article and, unless ordered by a court, under Section 2 of this Article, may be made by the Corporation only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because the Corporate Agent met the applicable standard of conduct set forth in Sections 1 or 2 of this Article. Such determination shall be made: (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to or otherwise involved in the proceeding; (b) if such a quorum is not obtainable, or, even if obtainable and such quorum of the Board of Directors by a majority vote of the disinterested directors so directs, by independent legal counsel in a written opinion, such counsel to be designated by the Board of Directors; or (c) by the shareholders.

     SECTION 5. Expenses incurred by a Corporate Agent in connection with a proceeding may be paid by the Corporation in advance of the final disposition of the proceeding, as authorized by the Board of Directors, upon receipt of an undertaking by or on behalf of the Corporate Agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified as provided in this Article XI.

     SECTION 6. The indemnification and advancement of expenses provided by or granted pursuant to the other sections of this Article shall not exclude any other rights to which a Corporate Agent may be entitled under the Corporation's Certificate of Incorporation, a By-law, agreement, vote of shareholders, or otherwise; provided, that no indemnification shall be made to or on behalf of a Corporate Agent if a judgment or other final adjudication adverse to the Corporate Agent establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the Corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law, or (c) resulted in receipt by the Corporate Agent of an improper personal benefit.

     SECTION 7. The Corporation shall have the power to purchase and maintain insurance on behalf of any Corporate Agent against any expenses incurred in any proceeding and any liabilities asserted against him or her by reason of his or her being or having been a Corporate Agent, whether or not the Corporation would have the power to indemnify him or her against such expenses and liabilities under the provisions of this section. The Corporation may purchase such insurance from, or such insurance may be reinsured in whole or in part by, an insurer owned by or otherwise affiliated with the Corporation, whether or not such insurer does business with other insureds.

     SECTION 8. For purposes of this Article XI the following definitions, as well as all other definitions set forth in N.J.S.A. 14A:3-5 shall apply:

          (a) "Corporate Agent" shall mean any person who is or was a director, officer, employee or agent of the indemnifying corporation or of any constituent corporation absorbed by the indemnifying corporation in consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any Other Enterprise, serving as such at the request of the indemnifying corporation, or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent. Furthermore, any Corporate Agent also serving as a "fiduciary" of an employee benefit plan governed by the Act of Congress entitled "Employee Retirement Income Security Act of 197411 (ERISA) as amended from time to time, shall serve in such capacity as a Corporate Agent, if the corporation shall have requested any such person to serve. Additionally, the corporation shall be deemed to have requested such person to serve as a fiduciary of an employee benefit plan, only where the performance by such person of his or her duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan.

          (b) "Other Enterprise" shall mean any domestic or foreign corporation other than the indemnifying corporation, and any partnership, joint venture, sole proprietorship, trust or other enterprise (including employee benefit plans governed by ERISA), whether or not for profit, served by a Corporate Agent.

                                   ARTICLE XII

                 INCONSISTENCY WITH CERTIFICATE OF INCORPORATION

     In the event that any of the provisions of these By-laws is inconsistent with any provision of the Corporation's Certificate of Incorporation, the provision of the Certificate of Incorporation shall apply.

As Amended and Restated: April 16, 1997.